Exhibit 4.2

EXECUTION VERSION

SUPPLEMENTAL INDENTURE NO. 6

SUPPLEMENTAL INDENTURE No. 6, dated as of May 7, 2026 (the “Supplemental Indenture”), between OTIS WORLDWIDE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”).

RECITALS:

WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of February 27, 2020 (the “Base Indenture” and, as supplemented or amended from time to time, including by this Supplemental Indenture, the “Indenture”), relating to the issuance from time to time by the Company of its Securities on terms to be specified at the time of issuance;

WHEREAS, Section 901(6) of the Base Indenture provides that the Company may enter into a supplemental indenture to establish the terms and provisions of Securities of any series issued pursuant to the Base Indenture;

WHEREAS, the Company desires to issue a series of Securities, and has duly authorized the creation and issuance of such Securities and the execution and delivery of this Supplemental Indenture to modify the Base Indenture and provide certain additional provisions with respect to such Securities, in each case as hereinafter described;

WHEREAS, the parties hereto deem it advisable to enter into this Supplemental Indenture for the purpose of establishing the terms of such Securities and providing for the rights, obligations and duties of the Trustee with respect to such Securities; and

WHEREAS, all conditions and requirements of the Base Indenture necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS
Section 1.01        Definitions.

(a)        For all purposes of the Indenture and this Supplemental Indenture, with respect to the Securities of the series created hereby, except as otherwise expressly provided or unless the context otherwise requires:

“Definitive Note” means a certificated Note.

“Initial Notes” means the Notes issued pursuant to this Supplemental Indenture on the date hereof.

“Interest Payment Date” means the date specified in the Notes as the fixed date on which an installment of interest is due and payable.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by DTC), or any successor Person thereto and will initially be the Trustee.

“Paying Agent” means The Bank of New York Mellon Trust Company, N.A.

“Record Date” means the close of business on the date that is fifteen (15) calendar days prior to the date on which interest is scheduled to be paid, regardless of whether such date is a Business Day; provided, that if any of the Notes are held by a securities depositary in book-entry form, the Record Date for such Notes will be the close of business on the Business Day immediately preceding the date on which interest is scheduled to be paid.

“Underwriting Agreement” means that Underwriting Agreement, dated as of May 4, 2026, among the Company and the Representatives (as defined therein), as representatives for the underwriters named in Schedule A thereto.

(b)        The terms defined in this Section 1.01 have the meanings assigned to them in this Section 1.01 and include the plural as well as the singular.

(c)        Terms used herein without definition will have the meanings specified in the Base Indenture.

(d)     All references to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

(e)        The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

Section 1.02         Index of Defined Terms.

Term	Page
Additional Notes	3
Base Indenture	1
Company	1
Definitive Note	1
Global Notes	5
H.15	6
H.15 TCM	6
herein	2
hereof	2
hereunder	2
Indenture	1

Initial Notes	2
Interest Payment Date	2
Notes	3
Notes Custodian	2
Par Call Date	5
Paying Agent	2
Record Date	2
Remaining Life	6
Supplemental Indenture	1
Treasury Rate	6
Trustee	1
Underwriting Agreement	2

ARTICLE II

THE NOTES

Section 2.01      Title of Securities.  There will be one series of Securities designated the “4.488% Notes due 2029” of the Company (the “Notes”);

Section 2.02        Limitation of Aggregate Principal Amount.

(a)          The aggregate principal amount of the Notes will initially be limited to $700,000,000.

(b)       The aggregate principal amount specified in this Section 2.02 will be subject to the amount of the Notes that is authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, the Notes pursuant to Section 304, 305, 306, 906 or 1107 of the Base Indenture and the amount of the Notes that, pursuant to Section 303 of the Base Indenture, is deemed never to have been authenticated and delivered thereunder.

(c)        The Company may from time to time, without notice to or the consent of the Holders, create and issue further Notes (“Additional Notes”) ranking equally with the Notes (and being treated as a single class with the Notes already Outstanding) in all respects and having the same terms as the Notes already Outstanding except for issue date, issue price and, under some circumstances, the first Interest Payment Date thereof or the date from which interest first accrues thereon.  If any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, then those Additional Notes will have a separate CUSIP/Common Code/ISIN number. The Notes and any Additional Notes will be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments and redemptions.

Section 2.03       Principal Payment Date.  The principal amount of the Notes Outstanding (together with any accrued and unpaid interest) will be payable in a single installment on May 7, 2029, which date will be the Stated Maturity of the Notes.

Section 2.04         Interest on the Notes.

(a)         The rate of interest on each Note will be 4.488% per annum, accruing from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, to, but excluding, the applicable Interest Payment Date, and interest on each Note will be payable semi-annually in arrears on May 7 and November 7 of each year, beginning on November 7, 2026, and at Maturity.

(b)       Interest with respect to the Notes will accrue on the basis of a 360-day year consisting of twelve 30-day months.  The amount of interest payable for any period shorter than a full monthly period will be computed on the basis of the actual number of calendar days elapsed in such a period.

(c)         If the date on which a payment of interest or principal on the Notes is scheduled to be paid is not a Business Day, then the interest or principal payable on that date will be paid on the next succeeding Business Day, and no further interest will accrue as a result of such delay.

(d)       Interest will be payable to the Persons in whose names such Notes (or one or more Predecessor Securities) are registered on the relevant Record Date; provided, that interest payable at Maturity will be payable to the Persons to whom the principal of such Notes is payable.

Section 2.05        Place of Payment.  The Place of Payment for the Notes and the place where notices and demand to or upon the Company in respect of the Notes and the Indenture may be served shall be the principal corporate trust office of the Trustee in the city of Houston, Texas.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be DTC or its nominee in the case of a Global Note).

Section 2.06      Sinking Fund Obligations.  The Company has no obligation to redeem or purchase any Notes pursuant to any sinking fund or analogous requirement.  The Notes are not subject to any mandatory redemption provisions.

Section 2.07        Denomination.  The Notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.08        Currency.  Principal and interest on the Notes will be payable in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.

Section 2.09         Security Registrar and Paying Agent.  The Trustee will serve initially as the Security Registrar and the Paying Agent for the Notes.

Section 2.10         Form of Notes; Book Entry Provisions.

(a)        The Notes will be evidenced by one or more global notes (“Global Notes”) registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC.  Such Global Notes will be deposited with the Notes Custodian.

(b)       The Notes will be substantially in the form of Annex 1 attached hereto (other than, with respect to any Additional Notes, changes related to issue date, issue price and, under some circumstances, the first Interest Payment Date thereof or the date from which interest first accrues thereon).  The Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject.  Each Note will be dated the date of its authentication.  The Initial Notes will be offered and sold by the Company pursuant to the Underwriting Agreement.  The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and DTC or its nominee.

(c)        Except as provided in Section 2.11, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Definitive Notes.

(d)       The terms and provisions contained in the Notes will constitute, and are expressly made, a part of this Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and agree to be bound thereby.  If there is any conflict between the terms of the Notes and this Supplemental Indenture, the terms of this Supplemental Indenture will govern.

Section 2.11       Definitive Notes.  A Global Note deposited with DTC or with the Notes Custodian for DTC will be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depositary or clearing system for the Global Notes or ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934, as amended, and in either event the Company is unable to find a qualified replacement for such Depositary within 90 days, (y) the Company in its sole discretion determines to allow Global Notes to be exchangeable for Definitive Notes in registered form, or (z) there has occurred and is continuing an Event of Default with respect to the Notes, and DTC notifies the Trustee of its decision to exchange the Global Notes for Definitive Notes in registered form.

Section 2.12         Optional Redemption.

(a)        Prior to April 7, 2029 (one month prior to the Stated Maturity of the Notes) (the “Par Call Date”), the Company may redeem the Notes at the Company’s option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i)(A) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed, discounted to the relevant Redemption Date (assuming that the Notes to be redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points less (B) interest accrued to the relevant Redemption Date, and (ii) 100% of the principal amount of the Notes to be redeemed plus, in either case, accrued and unpaid interest on the principal amount of the Notes to be redeemed to, but excluding, the relevant Redemption Date.

(b)        On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, the relevant Redemption Date.

(c)        Notice of any redemption shall be mailed, electronically delivered or otherwise transmitted according to the procedures of DTC at least 10 days but not more than 60 days prior to the relevant Redemption Date to each Holder of the Notes to be redeemed.  In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method according to the applicable procedures of DTC. No Notes of a principal amount of $2,000 or less will be redeemed in part. If at any time Notes are to be redeemed in part only, the notice of redemption that relates to such partial redemption will state the portion of the principal amount of the Notes to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC, redemption of the Notes shall be done in accordance with the policies and procedures of DTC. If the Redemption Date is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders whose Notes are subject to redemption by the Company.  Unless the Company defaults in payment of the Redemption Price, on and after any Redemption Date, interest will cease to accrue on the Notes or portion of the Notes called for redemption. On or before a Redemption Date, the Company will deposit with a Paying Agent (or the Trustee) money sufficient to pay the Redemption Price of Notes to be redeemed on that date.

(d)         For the purposes of this Section, the terms below are defined as follows:

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding such Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from such Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from such Redemption Date.

If on the third Business Day preceding such Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable.  If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time.  In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

(e)       The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.  The Trustee shall have no obligation to calculate the Treasury Rate or Redemption Price in connection with any redemption of the Notes.  The Company may engage a calculation agent to calculate such amounts, in which case the calculation agent, and not the Company, will perform such calculations.

Section 2.13        Purchase Right.  The Company may at any time and from time to time purchase Notes in the open market, by tender offer, through privately negotiated transactions or otherwise.

Section 2.14         Defeasance and Covenant Defeasance.  Section 1402 and Section 1403 of the Base Indenture will be applicable to the Notes.

ARTICLE III

AMENDMENTS TO BASE INDENTURE

Section 3.01        Amendment to the Definition of Consolidated Net Total Assets in the Base Indenture.  Solely as it relates to the Notes, the definition of “Consolidated Net Total Assets” in the Base Indenture is hereby amended by adding the word “(i)” after the word “excluding” and adding the phrase “and (ii) current maturities of long-term debt and obligations under finance leases” after the phrase “is being computed”.

Section 3.02        Amendment to the Definition of Principal Property in the Base Indenture.  Solely as it relates to the Notes, the definition of “Principal Property” in the Base Indenture is hereby amended by replacing “1%” with “the greater of (x) $80,000,000 and (y) 2%” after the phrase “an amount which exceeds”.

Section 3.03        Amendment to Section 303 of the Base Indenture.  Solely as it relates to the Notes, Section 303 of the Base Indenture is hereby amended by adding “or electronic” after the word “manual” in the second sentence of the first paragraph thereof, the first sentence of the second paragraph thereof and the first sentence of the seventh paragraph thereof.

Section 3.04        Amendment to Section 1006 of the Base Indenture.  Solely as it relates to the Notes, Section 1006 of the Base Indenture is hereby amended by replacing “an amount equal to 10%” with “the greater of (x) $600,000,000 and (y) 15%” after the phrase “would not exceed” in the first sentence of the first paragraph thereof.

Section 3.05        Amendment to Sections 1006(c) and 1006(d) of the Base Indenture.  Solely as it relates to the Notes, Section 1006(c) and Section 1006(d) of the Base Indenture are hereby amended by replacing “120” with “365”, in each case after the phrase “at the time of or within”.

Section 3.06         Amendment to Section 1007(a) of the Base Indenture.  Solely as it relates to the Notes, Section 1007(a) of the Base Indenture is hereby amended by replacing “10%” with “the greater of (x) $600,000,000 and (y) 15%” after the phrase “would not exceed”.

Section 3.07        Amendment to Section 1104 of the Base Indenture.  Solely as it relates to the Notes, Section 1104 of the Base Indenture is hereby amended by replacing the sentence that reads: “If a redemption or purchase is subject to satisfaction of one or more conditions precedent, the notice will describe each condition, and the notice may be rescinded in the event that any or all of the conditions will not have been satisfied by the Redemption Date” in the final paragraph thereof with the following:

“The Redemption Date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion) and notice of any redemption may be rescinded at any time if the Company determines in its sole discretion that any or all of such conditions will not be satisfied (or waived).  In the event the Redemption Date is delayed or a notice of redemption is to be rescinded, the Company shall provide the Trustee and Holders with written notice (which notice shall be mailed, electronically delivered or otherwise transmitted according to the procedures of DTC) of such delay or rescission prior to the close of business one (1) Business Day prior to the Redemption Date.”.

ARTICLE IV

MISCELLANEOUS

Section 4.01      Integral Part; Effect of Supplement on Indenture.  This Supplemental Indenture constitutes an integral part of the Indenture.  Except for the amendments and supplements made by this Supplemental Indenture (which only apply to the Notes), the Base Indenture will remain in full force and effect as executed.

Section 4.02        Adoption, Ratification and Confirmation.  The Indenture, as supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 4.03      Trustee Not Responsible for Recitals.  The recitals in this Supplemental Indenture are made by the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture, except that the Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture and perform its obligations hereunder.

Section 4.04       Counterparts.  This Supplemental Indenture may be executed in multiple counterparts, each of which will be regarded for all purposes as an original and all of which will constitute but one and the same instrument.  The exchange of copies of this Supplemental Indenture and of signature pages by PDF transmission will constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.  The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 4.05        Governing Law.  This Supplemental Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Trustee have executed this Supplemental Indenture as of the date first above written.

OTIS WORLDWIDE CORPORATION

By:	/s/ Imelda Suit
Name:	Imelda Suit
Title:	Senior Vice President, Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Terence Rawlins
Name:	Terence Rawlins
Title:	Vice President

ANNEX 1

FORM OF NOTES

FORM OF FACE OF INITIAL NOTE

THIS SECURITY IS A SECURITY IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FORM OF NOTE

OTIS WORLDWIDE CORPORATION
4.488% Notes due 2029

CUSIP:  68902V AT4
ISIN:  US68902VAT44

No. [ ]	Principal Amount $[ ]

OTIS WORLDWIDE CORPORATION, a Delaware corporation (the “Company”), which term includes any successor Person under the Indenture hereinafter referred to, for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of   [            ] MILLION DOLLARS ($[              ]) upon presentation and surrender of this Security on May 7, 2029 and to pay interest thereon accruing from May 7, 2026, or from the most recent date to which interest has been paid or duly provided for, to, but excluding, the applicable Interest Payment Date (defined below), and interest on this Security will be payable semi-annually in arrears on May 7 and November 7 of each year, beginning on November 7, 2026, and on the Maturity of this Security, (each an “Interest Payment Date”) at the rate of 4.488% per annum, until the principal hereof is paid or made available for payment. Interest with respect to this Security will accrue on the basis of a 360-day year consisting of twelve 30-day months.  The amount of interest payable for any period shorter than a full monthly period will be computed on the basis of the actual number of calendar days elapsed in such a period. Interest will be payable to the Person in whose name this Security (or one or more Predecessor Securities) is registered on the relevant Record Date; provided, however, that interest payable at the Maturity of this Security will be payable to the Person to whom the principal of this Security is payable.  If the date on which a payment of interest or principal on this Security is scheduled to be paid is not a Business Day, then the interest or principal payable on that date will be paid on the next succeeding Business Day, and no further interest will accrue as a result of such delay.

Any interest on this Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) will forthwith cease to be payable to the Holder on the relevant Record Date and such Defaulted Interest may be paid by the Company, at its election in each case either to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof will be given to Holders of Securities of this series not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the Corporate Trust Office of the Trustee or the Paying Agent’s office maintained for that purpose in the city of Houston, Texas, in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions will for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Security will be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

OTIS WORLDWIDE CORPORATION

By:
	Name:	Imelda Suit
	Title:	Senior Vice President, Treasurer

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated under, and referred to in, the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A.,
as Trustee

By:
Name:
Title:

Dated:

REVERSE SIDE OF SECURITY

OTIS WORLDWIDE CORPORATION
4.488% Notes due 2029

This Security is one of a duly authorized issue of securities of the Company (the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 27, 2020 (the “Base Indenture”), as supplemented by Supplemental Indenture No. 6, dated as of May 7, 2026 (the “Supplemental Indenture” and, together with the Base Indenture and as amended and supplemented from time to time, the “Indenture”), between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, such series initially limited in aggregate principal amount to $700,000,000, subject to future issuances of additional Securities of this series pursuant to Section 301 of the Base Indenture.

Prior to April 7, 2029 (one month prior to the stated maturity of the Securities of this series) (the “Par Call Date”), the Company may redeem the Securities of this series at the Company’s option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)
(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities of this series to be redeemed, discounted to the relevant Redemption Date (assuming that the Securities of this series to be redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points less (b) interest accrued to the relevant Redemption Date, and

(ii)	100% of the principal amount of the Securities of this series to be redeemed,

plus, in either case, accrued and unpaid interest on the principal amount of the Securities of this series to be redeemed to, but excluding, the relevant Redemption Date.

On or after the Par Call Date, the Company may redeem the Securities of this series, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Securities of this series being redeemed, plus accrued and unpaid interest on the principal amount of the Securities of this series being redeemed to, but excluding, the relevant Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding such Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from such Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from such Redemption Date.

If on the third Business Day preceding such Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable.  If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time.  In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.  The Trustee shall have no obligation to calculate the Treasury Rate or Redemption Price in connection with any redemption of the Securities of this series.  The Company may engage a calculation agent to calculate such amounts, in which case the calculation agent, and not the Company, will perform such calculations.

Notice of any redemption shall be mailed, electronically delivered or otherwise transmitted according to the procedures of DTC at least 10 days but not more than 60 days prior to the relevant Redemption Date, except that such notice may be delivered more than 60 days prior to the Redemption Date if the Redemption Date is delayed as provided in Section 1104 of the Indenture, to each Holder of the Securities of this series to be redeemed. If a Redemption Date is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the person in whose name the Securities of this series are registered at the close of business on such Record Date, and no additional interest will be payable to Holders whose Securities of this series are subject to redemption by the Company.

In the case of a partial redemption of the Securities of this series, selection of the Securities of this series for redemption will be made pro rata, by lot or by such other method according to the applicable procedures of DTC.  No Securities of this series of a principal amount of $2,000 or less will be redeemed in part.  If at any time Securities of this series are to be redeemed in part only, the notice of redemption that relates to such partial redemption will state the portion of the principal amount of the Securities of this series to be redeemed.  A new Security in a principal amount equal to the unredeemed portion of this Security will be issued in the name of the Holder of this Security upon surrender for cancellation of the original Security.  For so long as the Securities of this series are held by DTC, redemption of the Securities of this series shall be done in accordance with the policies and procedures of DTC.

Unless the Company defaults in payment of the Redemption Price, on and after any Redemption Date interest will cease to accrue on the Securities of this series or portions thereof called for redemption.

The Company has no obligation to redeem or purchase this Security pursuant to any sinking fund or analogous requirement.

Upon the occurrence of a Change of Control Triggering Event with respect to Securities of this series, unless the Company has exercised its right to redeem the Securities of this series by giving irrevocable notice on or prior to the 30th day after the Change of Control Triggering Event in accordance with the Indenture, each Holder of the Securities of this series will have the right to require the Company to purchase all or a portion of the Holder’s Securities of this series pursuant to a Change of Control Offer in accordance with Section 1009 of the Base Indenture, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the Change of Control Payment Date.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Securities of this series are issuable only in fully registered form, without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations set forth therein, Securities of this series may be exchanged for other Securities of this series, of any authorized denominations and of like aggregate principal amount, upon surrender of such Securities to be exchanged at the relevant office or agency.

No service charge will be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Securities of this series, other than exchanges pursuant to Sections 304, 906, 1107 or 1305 of the Base Indenture not involving any transfer.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, the Paying Agent and the Security Registrar shall deem and treat the Person in whose name this Security is registered as the absolute owner of this Security for the purpose of receiving payment of principal of and interest on this Security and for all other purposes whatsoever, whether or not this Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Security Registrar will be affected by notice to the contrary.

If and to the extent that any provision of this Security limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture will control.

All terms used in this Security that are defined in the Indenture will have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

I or we assign and transfer this Security to:

Insert social security or other identifying number of assignee

Print or type name, address and zip code of assignee

and irrevocably appoint ____________________________, as agent, to transfer this Security on the books of the Company.

The agent may substitute another to act for him.

Date:

Signed
(Sign exactly as name appears on the
other side of this Security)

Signature Guarantee*:
*
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian